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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of report (Date of earliest event reported):
                         August 6, 1999 (July 23, 1999)



                                   CNET, Inc.
               --------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


      Delaware                   0-20939                      13-3696170
  ---------------           ----------------              -------------------
  (STATE OR OTHER           (COMMISSION FILE                (IRS EMPLOYER
  JURISDICTION OF                NUMBER)                  IDENTIFICATION NO.)
  INCORPORATION)



              150 Chestnut Street, San Francisco, California 94111
              ----------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



               Registrant's telephone number, including area code:
                                 (415) 395-7800




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Effective July 23, 1999, CNET, Inc. (the "Registrant" or the "Company"), acquired GDT S.A., a Swiss Societe Anonyme ("GDT"), for approximately $50 million in cash and stock. In connection with the acquisition, the Registrant issued 429,185 shares of its common stock, having a value of approximately $20 million, to certain shareholders of GDT. The number of shares issued was based upon the average closing price of the Registrant's common stock on the Nasdaq National Market, as reported in the West Coast Edition of the Wall Street Journal for the five trading days immediately prior to July 23, 1999. In addition, the Registrant paid the shareholders of GDT $30 million in cash. The purchase price was agreed upon by negotiation among the parties. GDT is an Internet provider of technology product information that has developed a database of product images, descriptions, and specifications. The assets acquired include real property on which GDT's offices are located, in a building partially leased by GDT to a commercial tenant. The Registrant intends to continue these same uses. For more information with respect to the terms of the GDT acquisition, reference is made to the Stock Purchase Agreement attached as
Exhibit 2.1 to this report, which is incorporated herein by reference.

         Effective July 29, 1999, the Registrant acquired Nordby International, Inc., a Colorado corporation ("Nordby"), for a total purchase price of approximately $20 million, through a merger of Nordby into the Company (the "Merger"). In connection with the Merger, the Registrant issued 230,000 shares of its common stock, having a value of approximately $10 million, to Neil Nordby, the sole shareholder of Nordby (the "Shareholder"). The number of shares issued was based on the average closing price of the Registrant's common stock on the Nasdaq National Market, as reported in the West Coast Edition of the Wall Street Journal for the five trading days immediately prior to July 29, 1999. In addition, the Registrant paid the Shareholder $5 million in cash at the closing of the Merger from money market accounts maintained by the Company and delivered a $5 million promissory note to the Shareholder, payable on the two year anniversary of the closing. The purchase price was agreed upon by negotiation among the parties. Nordby is a provider of customized financial information to over 275 online and print media partners. For more information with respect to the terms of the Nordby acquisition, reference is made to the Agreement and Plan of Merger attached as Exhibit 2.2 to this report, which is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)(1) Financial Statements


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         In accordance with paragraph (a)(4) of Item 7 of Form 8-K, the historical financial statements required in connection with the GDT acquisition are not included in this initial report but will be filed not later than 60 days after the date hereof.

         (b)      Proformas

         In accordance with paragraph (b)(2) of Item 7 of Form 8-K, the pro forma financial information required in connection with the GDT acquisition are not included in this initial report but will be filed not later than 60 days after the date hereof.

         (c)      Exhibits

         2.1 Stock Purchase Agreement, dated as of July 23, 1999, by and among CNET, Inc., GDT S.A. and the Shareholders of GDT S.A.*

         2.2 Agreement and Plan of Merger, dated as of July 29, 1999, by and among CNET, Inc., Nordby International, Inc., and Neil Nordby, the sole shareholder of Nordby.*

         -----------------
         * The schedules to this agreement have been omitted in reliance upon Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated:  August 6, 1999                  CNET, INC.



                                              By:   /s/ DOUGLAS N. WOODRUM
                                                    ---------------------------
                                                    Douglas N. Woodrum
                                                    Chief Financial Officer




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                                INDEX TO EXHIBITS

   Exhibit
    Number                         Description
   -------                         -----------

      2.1 Stock Purchase Agreement, dated as of July 23, 1999, by and among CNET, Inc., GDT S.A. and the Shareholders of GDT S.A.

      2.2 Agreement and Plan of Merger, dated as of July 29, 1999, by and among CNET, Inc., Nordby International, Inc., and Neil
               Nordby.